UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) October 10, 2018
CORPORATE OFFICE PROPERTIES TRUST
CORPORATE OFFICE PROPERTIES, L.P.
(Exact name of registrant as specified in its charter)

Corporate Office Properties Trust	Maryland	1-14023	23-2947217
	(State or other jurisdiction of	(Commission File	(IRS Employer
	incorporation or organization)	Number)	Identification No.)

Corporate Office Properties, L.P.	Delaware	333-189188	23-2930022
	(State or other jurisdiction of	(Commission File	(IRS Employer
	incorporation or organization)	Number)	Identification No.)

6711 Columbia Gateway Drive, Suite 300
Columbia, Maryland 21046
(Address of principal executive offices)
(443) 285-5400
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company (Corporate Office Properties Trust) ☐
Emerging Growth Company (Corporate Office Properties, L.P.) ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
Corporate Office Properties Trust ☐
Corporate Office Properties, L.P. ☐

Item 1.01    Entry into a Material Definitive Agreement.

On October 10, 2018, Corporate Office Properties Trust (“COPT”) and Corporate Office Properties, L.P. (“COPLP”) (collectively referred to herein as the “Registrants”) entered into a credit agreement with a group of lenders for which JPMorgan Chase Bank, N.A. and KeyBanc Capital Markets, Inc. acted as joint book runners, JPMorgan Chase Bank, N.A., KeyBanc Capital Markets, Inc., Barclays Bank PLC, Citibank, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Bank, N.A. acted as joint lead arrangers, KeyBank National Association acted as administrative agent and JPMorgan Chase Bank, N.A. acted as syndication agent (the “Credit Agreement”) to replace the Registrants’ existing unsecured revolving credit facility with a new facility. See the description of this matter in Item 2.03 below.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 10, 2018, the Registrants entered into the Credit Agreement to replace the Registrants’ existing unsecured revolving credit facility with a new facility with an aggregate commitment by the lenders of $800.0 million, with the ability for COPLP to increase the lenders’ aggregate commitment during the term to a maximum of $1.25 billion, provided that there is no default under the facility and subject to the approval of the lenders.  The aggregate commitment under the Credit Agreement includes a $100.0 million letter of credit subfacility and a $100.0 million swingline subfacility (same day draw requests).  The facility matures on March 10, 2023, with the ability for COPLP to further extend such maturity by two six-month periods at its option, provided that there is no default under the facility and COPLP pays an extension fee of 0.075% of the total availability under the facility for each extension period.

The variable interest rate on the facility is based on one of the following, to be selected by COPLP: (1) the LIBOR rate for the interest period designated by COPLP plus 0.775% to 1.450%, as determined by the credit ratings assigned to COPLP by Standard & Poor’s Ratings Services, Moody’s Investors Service, Inc. or Fitch Ratings Ltd. (collectively, the “Ratings Agencies”); or (2)(a) the greater of: (i) the prime rate of the lender then acting as the administrative agent, (ii) the Federal Funds Rate, as defined in the Credit Agreement, plus 0.5% or (iii) the LIBOR rate for a one-month interest period plus 1.0%; plus (b) 0.00% to 0.45%, as determined by the credit ratings assigned to COPLP by the Ratings Agencies. Interest is payable at the end of each interest period, and principal outstanding under the facility is payable on the maturity date.  The facility also carries a quarterly fee that is based on the average daily amount of the lenders’ aggregate commitment multiplied by a per annum rate of 0.125% to 0.30%, as determined by the credit ratings assigned to COPLP by the Ratings Agencies.

Under the Credit Agreement, the Registrant must comply with customary operating covenants and financial covenants.  All outstanding principal and accrued interest and fees under the Credit Agreement could, at the option of the lenders, become immediately due and the facility could be terminated upon events of default, including, among other things, noncompliance with financial covenants, failure to make required payments on the facility or other material loans of the Registrant and its subsidiaries, failure of the Registrant to maintain its status as a real estate investment trust or bankruptcy.

The description of the Credit Agreement contained herein is qualified in its entirety by reference to the terms of the Credit Agreement, filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01.             Financial Statements and Exhibits

Exhibit Number	Exhibit Title
99.1
Credit Agreement, dated as of October 10, 2018, by and among Corporate Office Properties, L.P.; Corporate Office Properties Trust; KeyBank National Association; KeyBanc Capital Markets, Inc.; JPMorgan Chase Bank, N.A.; Citibank, N.A.; Wells Fargo Bank, National Association; Barclays Bank PLC; Merrill Lynch, Pierce, Fenner & Smith Incorporated; Bank of America, N.A.; U.S. Bank National Association; Capital One National Association; Manufacturers and Traders Trust Company; PNC Bank, National Association; Regions Bank; and TD Bank, N.A.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	CORPORATE OFFICE PROPERTIES TRUST		CORPORATE OFFICE PROPERTIES, L.P.
By: Corporate Office Properties Trust,
its General Partner

	/s/ Anthony Mifsud		/s/ Anthony Mifsud
	Anthony Mifsud		Anthony Mifsud
	Executive Vice President and Chief Financial Officer		Executive Vice President and Chief Financial Officer

Dated:	October 16, 2018	Dated:	October 16, 2018